Exhibit 99.1

Encore Capital Group Announces Third Quarter 2022 Financial Results
•GAAP net income of $31 million
•GAAP EPS of $1.22
•Global collections of $458 million
•Portfolio purchases of $233 million

SAN DIEGO, November 2, 2022 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the third quarter ended September 30, 2022.
“Our performance in recent years and the disciplined execution of our strategy has put us in a position of strength to navigate the evolving macroeconomic environment that we and many companies face today,” said Ashish Masih, President and Chief Executive Officer. “This environment impacted Encore’s performance in the third quarter, which reflected an expected lower level of collections, resulting from lower global portfolio purchasing in recent quarters and normalizing U.S. consumer behavior, while our European results were affected by the weakening of the British pound and the Euro. At the same time, as anticipated, we are now entering the growth part of the portfolio supply cycle in the U.S., with lending steadily growing and charge-off rates beginning to rise above the pandemic lows. Consequently, MCM portfolio purchases in the U.S. in the third quarter were up 73% compared to Q3 last year and Encore’s global purchases in the quarter were the largest since Q4 2019.”
“In Europe, Cabot’s third quarter results indicated a decline in collections and portfolio purchases as reported, but when adjusted for the impact of the weakening British pound and Euro, both collections and purchases were flat when compared to the year ago quarter.”
“I am truly excited about Encore’s strong position as we have the required operational capacity and ample liquidity to capitalize on the growing portfolio purchasing opportunities in the marketplace. We're also as committed as ever to the critical role we play in the credit ecosystem and to help consumers regain their financial freedom," said Masih.

Encore Capital Group, Inc.

Financial Highlights for the Third Quarter of 2022:

	Three Months Ended September 30,
(in thousands, except percentages and earnings per share)	2022	2021	Change
Collections	$458,256	$566,690	(19)%
Revenues	$307,752	$412,624	(25)%
Portfolio purchases(1)	$232,652	$168,188	38%
Estimated Remaining Collections (ERC)	$7,312,336	$7,879,353	(7)%
Operating expenses	$227,235	$245,977	(8)%
GAAP net income attributable to Encore	$31,494	$83,566	(62)%
GAAP earnings per share	$1.22	$2.66	(54)%
LTM Pre-tax ROIC(2)	15.1%	15.2%	-10bps
Leverage Ratio(3)	2.1x	1.8x	+0.3x
______________________
(1)Includes U.S. purchases of $176.6 million and $102.3 million, and Europe purchases of $56.1 million and $65.8 million in Q3 2022 and Q3 2021, respectively.
(2)This is a non-GAAP metric. See Supplemental Financial Information for a definition and calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)This is a non-GAAP metric that we define as the ratio of Net Debt at period end to (Adjusted EBITDA plus collections applied to principal balance for the preceding twelve months). See Supplemental Financial Information for a definition of Net Debt and Adjusted EBITDA and a reconciliation of Net Debt to total debt and Adjusted EBITDA to net income.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 2, 2022, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt and Leverage Ratio have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$147,035	$189,645
Investment in receivable portfolios, net	2,976,202	3,065,553
Property and equipment, net	104,051	119,857
Other assets	331,029	335,275
Goodwill	769,548	897,795
Total assets	$4,327,865	$4,608,125
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$197,471	$229,586
Borrowings	2,690,220	2,997,331
Other liabilities	247,245	195,947
Total liabilities	3,134,936	3,422,864
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,538 and 24,541 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	235	245
Additional paid-in capital	—	—
Accumulated earnings	1,358,415	1,238,564
Accumulated other comprehensive loss	(165,721)	(53,548)
Total stockholders’ equity	1,192,929	1,185,261
Total liabilities and stockholders’ equity	$4,327,865	$4,608,125

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,072	$1,927
Investment in receivable portfolios, net	410,630	498,507
Other assets	3,203	3,452
Liabilities
Accounts payable and accrued liabilities	124	105
Borrowings	390,979	473,443
Other liabilities	16	10

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Revenue from receivable portfolios	$297,219	$316,225	$907,606	$982,393
Changes in recoveries	(13,080)	65,913	179,293	176,628
Total debt purchasing revenue	284,139	382,138	1,086,899	1,159,021
Servicing revenue	21,992	29,321	71,926	93,901
Other revenues	1,621	1,165	5,526	4,274
Total revenues	307,752	412,624	1,164,351	1,257,196
Operating expenses
Salaries and employee benefits	89,241	94,662	285,077	288,892
Cost of legal collections	52,891	64,170	163,756	198,212
General and administrative expenses	37,274	35,819	105,775	102,790
Other operating expenses	28,286	25,226	82,718	81,895
Collection agency commissions	7,884	11,964	27,412	38,465
Depreciation and amortization	11,659	14,136	35,134	37,694
Total operating expenses	227,235	245,977	699,872	747,948
Income from operations	80,517	166,647	464,479	509,248
Other expense
Interest expense	(39,308)	(40,874)	(110,995)	(131,559)
Loss on extinguishment of debt	—	—	—	(9,300)
Other income (expense)	1,205	(17,504)	3,392	(16,993)
Total other expense	(38,103)	(58,378)	(107,603)	(157,852)
Income before income taxes	42,414	108,269	356,876	351,396
Provision for income taxes	(10,920)	(24,703)	(89,194)	(76,278)
Net income	31,494	83,566	267,682	275,118
Net income attributable to noncontrolling interest	—	—	—	(419)
Net income attributable to Encore Capital Group, Inc. stockholders	$31,494	$83,566	$267,682	$274,699

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.31	$2.76	$11.00	$8.90
Diluted	$1.22	$2.66	$10.06	$8.71

Weighted average shares outstanding:
Basic	23,958	30,225	24,344	30,863
Diluted	25,919	31,362	26,601	31,531

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$267,682	$275,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,134	37,694
Loss on extinguishment of debt	—	9,300
Other non-cash interest expense, net	11,984	13,677
Stock-based compensation expense	12,231	12,903
Deferred income taxes	2,127	(8,504)
Changes in recoveries	(179,293)	(176,628)
Other, net	14,319	18,003
Changes in operating assets and liabilities
Other assets	36,768	58,772
Accounts payable, accrued liabilities and other liabilities	(46,076)	(28,345)
Net cash provided by operating activities	154,876	211,990
Investing activities:
Purchases of receivable portfolios, net of put-backs	(569,032)	(473,013)
Collections applied to investment in receivable portfolios	567,775	803,185
Purchases of asset held for sale	(38,604)	(11,744)
Purchases of property and equipment	(21,068)	(24,163)
Other, net	20,257	18,543
Net cash (used in) provided by investing activities	(40,672)	312,808
Financing activities:
Proceeds from credit facilities	637,342	418,941
Repayment of credit facilities	(432,424)	(713,958)
Proceeds from senior secured notes	—	353,747
Repayment of senior secured notes	(29,310)	(349,355)
Repayment of convertible senior notes	(221,153)	(161,000)
Repurchase and retirement of common stock	(76,753)	(88,119)
Other, net	(18,394)	(24,929)
Net cash used in financing activities	(140,692)	(564,673)
Net decrease in cash and cash equivalents	(26,488)	(39,875)
Effect of exchange rate changes on cash and cash equivalents	(16,122)	8,934
Cash and cash equivalents, beginning of period	189,645	189,184
Cash and cash equivalents, end of period	$147,035	$158,243

Supplemental disclosure of cash information:
Cash paid for interest	$94,828	$100,335
Cash paid for taxes, net of refunds	$63,710	$42,815

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, unaudited)	2022	2021	2022	2021
GAAP net income, as reported	$31,494	$83,566	$267,682	$275,118
Adjustments:
Interest expense	39,308	40,874	110,995	131,559
Interest income	(749)	(270)	(1,774)	(1,170)
Provision for income taxes	10,920	24,703	89,194	76,278
Depreciation and amortization	11,659	14,136	35,134	37,694
Stock-based compensation expense	3,191	3,847	12,231	12,903
Acquisition, integration and restructuring related expenses(1)	13	17,950	1,179	17,950
Loss on extinguishment of debt	—	—	—	9,300
Adjusted EBITDA	$95,836	$184,806	$514,641	$559,632
Collections applied to principal balance(2)	$179,163	$188,181	$402,842	$641,765
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and related activities. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending September 30, 2022.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended September 30,
(in thousands, except percentages, unaudited)	2022	2021
Numerator
Income from operations	$588,503	$633,462
Adjustments:(1)
Acquisition, integration and restructuring related expenses	4,212	2,670
Amortization of certain acquired intangible assets(2)	6,717	7,409
Adjusted income from operations	$599,432	$643,541

Denominator
Average Net Debt	$2,666,562	$2,967,800
Average equity	1,295,875	1,263,038
Total average invested capital	$3,962,437	$4,230,838

Pre-tax ROIC	15.1%	15.2%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands, unaudited)	September 30, 2022	September 30, 2021	September 30, 2020
GAAP Borrowings	$2,690,220	$2,796,224	$3,252,101
Debt issuance costs and debt discounts	45,436	60,268	106,511
Cash & cash equivalents	(147,035)	(158,243)	(169,983)
Client cash(1)	17,911	28,343	20,379
Net Debt	$2,606,532	$2,726,592	$3,209,008
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.